Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FOURTH QUARTER FISCAL 2015 OPERATING RESULTS

Uncasville, Connecticut, November 19, 2015 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its fourth fiscal quarter ended September 30, 2015.

“We are pleased to announce that fiscal 2015 represented the Authority’s strongest financial performance in recent history, as all three of our properties in Connecticut, Pennsylvania and New Jersey experienced double digit increases in operating cash flows,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “Coinciding with this accomplishment was a substantial improvement to our balance sheet during the year, with total leverage under five times as of September 30, 2015. We look forward to fiscal 2016, as we stand well positioned to benefit from continued diversification initiatives at our existing properties, as well as new opportunities within other domestic and international markets.”

Consolidated operating results for the fourth quarter ended September 30, 2015 (unaudited):

•	Net revenues of $339.4 million, relatively flat compared to the fourth quarter of fiscal 2014

•	Gaming revenues of $296.3 million, relatively flat compared to the fourth quarter of fiscal 2014

•	Gross slot revenues of $207.1 million, a 1.2% decrease from the fourth quarter of fiscal 2014

•	Table game revenues of $87.4 million, a 2.3% increase over the fourth quarter of fiscal 2014

•	Non-gaming revenues of $69.0 million, a 2.0% increase over the fourth quarter of fiscal 2014

•	Adjusted EBITDA, a non-GAAP measure described below, of $92.9 million, a 20.4% increase over the fourth quarter of fiscal 2014

•	Adjusted EBITDA margin of 27.4%, a 450 basis point increase over the fourth quarter of fiscal 2014

•	Income from operations of $72.9 million, a 34.8% increase over the fourth quarter of fiscal 2014

•	Net income attributable to the Authority of $36.5 million, an 86.4% increase over the fourth quarter of fiscal 2014

The increases in Adjusted EBITDA, income from operations and net income attributable to the Authority primarily resulted from an overall reduction in operating and corporate costs and expenses and improved table game results at Mohegan Sun and slot results at Mohegan Sun Pocono.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Adjusted EBITDA	$79,672	$73,588	$6,084	8.3%
Income from operations	$63,638	$53,866	$9,772	18.1%
Operating costs and expenses	$197,469	$206,957	$(9,488)	(4.6%)
Net revenues	$261,107	$260,823	$284	0.1%
Gaming revenues	$226,142	$226,176	$(34)	(0.0%)
Non-gaming revenues	$55,571	$55,841	$(270)	(0.5%)

The growth in Adjusted EBITDA and income from operations primarily resulted from lower operating costs and expenses and higher table game revenues. The reduction in operating costs and expenses reflected continued strategic operational and marketing changes designed to enhance operating efficiency and improve profitability resulting in reduced payroll costs and promotional and entertainment expenses. Table game revenues benefited from higher year over year hold percentage. These results were partially offset by lower slot revenues driven by a decline in slot volumes. Adjusted EBITDA margin increased 230 basis points to 30.5% for the quarter ended September 30, 2015 from 28.2% in the fourth quarter of fiscal 2014.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Slots:
Handle	$1,849,341	$1,890,079	$(40,738)	(2.2%)
Gross revenues	$151,333	$155,324	$(3,991)	(2.6%)
Net revenues	$146,165	$149,932	$(3,767)	(2.5%)
Free promotional slot plays (1)	$15,517	$16,069	$(552)	(3.4%)
Weighted average number of machines (in units)	5,136	5,429	(293)	(5.4%)
Hold percentage (gross)	8.2%	8.2%	—	—
Win per unit per day (gross) (in dollars)	$320	$311	$9	2.9%

Table games:
Drop	$451,120	$465,536	$(14,416)	(3.1%)
Revenues	$76,716	$74,159	$2,557	3.4%
Weighted average number of games (in units)	283	288	(5)	(1.7%)
Hold percentage (2)	17.0%	15.9%	1.1%	6.9%
Win per unit per day (in dollars)	$2,950	$2,798	$152	5.4%

Poker:
Revenues	$2,268	$2,471	$(203)	(8.2%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$587	$640	$(53)	(8.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Food and beverage:
Revenues	$15,399	$15,711	$(312)	(2.0%)
Meals served	727	741	(14)	(1.9%)
Average price per meal served (in dollars)	$15.85	$16.04	$(0.19)	(1.2%)

Hotel:
Revenues	$11,695	$11,051	$644	5.8%
Rooms occupied	106	107	(1)	(0.9%)
Occupancy rate	98.5%	98.5%	—	—
Average daily room rate (in dollars)	$102	$98	$4	4.1%
Revenue per available room (in dollars)	$101	$96	$5	5.2%

Retail, entertainment and other:
Revenues	$28,477	$29,079	$(602)	(2.1%)
Arena events (in events)	35	31	4	12.9%
Arena tickets	199	200	(1)	(0.5%)
Average price per Arena ticket (in dollars)	$43.17	$49.53	$(6.36)	(12.8%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Adjusted EBITDA	$17,306	$13,554	$3,752	27.7%
Income from operations	$14,394	$10,401	$3,993	38.4%
Operating costs and expenses	$62,285	$65,314	$(3,029)	(4.6%)
Net revenues	$76,679	$75,715	$964	1.3%
Gaming revenues	$70,115	$69,433	$682	1.0%
Non-gaming revenues	$11,771	$11,458	$313	2.7%

The increases in Adjusted EBITDA and income from operations primarily resulted from reduced operating costs and expenses and higher slot revenues. The reduction in operating costs and expenses included lower property taxes, while slot revenues benefited from increased volumes. Adjusted EBITDA margin increased 470 basis points to 22.6% for the quarter ended September 30, 2015 from 17.9% in the fourth quarter of fiscal 2014.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Slots:
Handle	$692,710	$656,389	$36,321	5.5%
Gross revenues	$55,796	$54,276	$1,520	2.8%
Net revenues	$55,794	$54,313	$1,481	2.7%
Free promotional slot plays (1)	$12,687	$12,184	$503	4.1%
Weighted average number of machines (in units)	2,332	2,330	2	0.1%
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$260	$253	$7	2.8%

Table games:
Drop	$56,562	$58,768	$(2,206)	(3.8%)
Revenues	$10,640	$11,229	$(589)	(5.2%)
Weighted average number of games (in units)	73	69	4	5.8%
Hold percentage (2)	18.8%	19.1%	(0.3%)	(1.6%)
Win per unit per day (in dollars)	$1,584	$1,769	$(185)	(10.5%)

Poker:
Revenues	$704	$768	$(64)	(8.3%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$425	$464	$(39)	(8.4%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Food and beverage:
Revenues	$7,510	$7,339	$171	2.3%
Meals served	186	195	(9)	(4.6%)
Average price per meal served (in dollars)	$17.44	$17.26	$0.18	1.0%

Hotel:
Revenues	$1,602	$1,496	$106	7.1%
Rooms occupied	21	21	—	—
Occupancy rate	98.5%	94.8%	3.7%	3.9%
Average daily room rate (in dollars)	$69	$68	$1	1.5%
Revenue per available room (in dollars)	$68	$64	$4	6.3%

Retail, entertainment and other:
Revenues	$2,659	$2,623	$36	1.4%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2015	September 30, 2014	Variance	Percentage Variance
Adjusted EBITDA	$(4,055)	$(9,975)	$5,920	59.3%
Loss from operations	$(5,136)	$(10,197)	$(5,061)	(49.6%)
Operating costs and expenses	$8,049	$11,808	$(3,759)	(31.8%)
Net revenues	$2,913	$1,611	$1,302	80.8%

The decrease in loss from operations was primarily attributable to the decline in operating costs and expenses which resulted from reduced expenditures associated with our pursuit of a Massachusetts casino license, partially offset by additional expenditures related to our pursuit of a casino license in South Korea. The decline in loss from operations also reflected increased management fees earned in connection with our joint venture and management arrangement with Resorts Casino Hotel.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
(in thousands, unaudited)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Mohegan Sun	$79,672	$73,588	$63,638	$53,866	$261,107	$260,823
Mohegan Sun Pocono	17,306	13,554	14,394	10,401	76,679	75,715
Corporate	(4,055)	(9,975)	(5,136)	(10,197)	2,913	1,611
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$92,923	$77,167	$72,896	$54,070	$339,426	$336,876

	Adjusted EBITDA For the Fiscal Year Ended		Income (Loss) from Operations For the Fiscal Year Ended		Net Revenues For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Mohegan Sun	$284,091	$251,077	$212,211	$181,325	$994,010	$995,100
Mohegan Sun Pocono	57,946	50,596	45,817	36,956	295,135	296,578
Corporate	(22,380)	(35,505)	(24,853)	(36,873)	7,567	5,391
Inter-segment revenues	—	—	—	—	(5,092)	(4,351)

Total	$319,657	$266,168	$233,175	$181,408	$1,291,620	$1,292,718

Other Information

Liquidity

As of September 30, 2015, the Authority held cash and cash equivalents of $65.8 million compared to $49.1 million as of September 30, 2014. As of September 30, 2015, $21.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of September 30, 2015, letters of credit issued under the Authority’s revolving credit facility totaled $3.0 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $76.0 million of borrowing capacity under its revolving credit facility and line of credit as of September 30, 2015.

Long-term Debt

Long-term debt consisted of the following (in thousands, including current maturities):

	September 30, 2015	September 30, 2014
Senior Secured Credit Facility - Revolving, due June 2018	$21,000	$37,000
Senior Secured Credit Facility - Term Loan A, due June 2018, net of discount and debt issuance costs of $2,106 and $2,976, respectively	109,613	117,336
Senior Secured Credit Facility - Term Loan B, due June 2018, net of discount and debt issuance costs of $14,918 and $17,078, respectively	792,078	707,447
2013 9 3⁄4% Senior Unsecured Notes, due September 2021, net of premium and debt issuance costs of $7,333 and $7,802, respectively	577,667	492,198
2005 6 7⁄8% Senior Subordinated Notes, due February 2015, net of debt issuance costs of $6	—	9,648
2012 11 % Senior Subordinated Notes, due September 2018, net of discount and debt issuance costs of $1,251 and $4,361, respectively	98,939	270,829
Line of Credit	—	3,041
2009 Mohegan Tribe Promissory Note, due September 2015	—	1,750
2012 Mohegan Tribe Minor’s Trust Promissory Note, due March 2017	16,000	16,500
2013 Mohegan Tribe Promissory Note, due December 2018	7,420	7,420
Downs Lodging Credit Facility, due July 2016, net of debt issuance costs of $254 and $572, respectively	40,262	44,428
Other	3,365	2,910

Long-term debt, excluding capital leases	1,666,344	1,710,507
Less: current portion of long-term debt	(93,112)	(31,552)

Long-term debt, net of current portion	$1,573,232	$1,678,955

Interest Expense

Interest expense was $36.2 million for each of the quarters ended September 30, 2015 and 2014. Weighted average outstanding debt was $1.69 billion for the quarter ended September 30, 2015 compared to $1.75 billion in the fourth quarter of fiscal 2014. Weighted average interest rate was 8.5% for the quarter ended September 30, 2015 compared to 8.3% in the fourth quarter of fiscal 2014.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Fiscal Year Ended September 30, 2015	Forecasted Fiscal Year 2016
Mohegan Sun:
Maintenance	$23.7	$26.0
Development	0.8	18.8

Subtotal	24.5	44.8
Mohegan Sun Pocono:
Maintenance	5.2	5.0
Development	0.2	1.9

Subtotal	5.4	6.9
Corporate:
Expansion - Project Sunlight	0.1	0.3

Subtotal	0.1	0.3

Total	$30.0	$52.0

Distributions to the Tribe

Distributions to the Tribe totaled $17.5 million for each of the quarters ended September 30, 2015 and 2014. Distributions to the Tribe are anticipated to total $53.0 million for fiscal 2016.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its fourth quarter fiscal 2015 operating results on Thursday, November 19, 2015 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028361

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, November 19, 2015. This replay will run through December 3, 2015.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028361

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Fiscal Year Ended September 30, 2015	For the Fiscal Year Ended September 30, 2014
Revenues:
Gaming	$296,257	$295,609	$1,133,720	$1,133,563
Food and beverage	22,909	23,050	89,720	91,655
Hotel	13,297	12,547	50,496	47,310
Retail, entertainment and other	32,799	32,069	115,030	119,134

Gross revenues	365,262	363,275	1,388,966	1,391,662
Less - Promotional allowances	(25,836)	(26,399)	(97,346)	(98,944)

Net revenues	339,426	336,876	1,291,620	1,292,718

Operating costs and expenses:
Gaming	165,906	173,447	651,900	687,021
Food and beverage	10,191	10,275	41,554	41,482
Hotel	4,167	4,063	14,934	15,807
Retail, entertainment and other	11,511	13,499	45,779	50,945
Advertising, general and administrative	47,978	46,899	188,924	190,639
Corporate	7,727	11,485	31,127	41,036
Depreciation and amortization	18,877	20,059	77,580	80,126
(Gain) loss on disposition of assets	173	3	1,018	(9)
Severance	—	—	3,370	—
Pre-opening	—	—	—	1,187
Impairment of Project Horizon	—	4,981	2,502	4,981
Relinquishment liability reassessment	—	(1,905)	(243)	(1,905)

Total operating costs and expenses	266,530	282,806	1,058,445	1,111,310

Income from operations	72,896	54,070	233,175	181,408

Other income (expense):
Accretion of discount to the relinquishment liability	—	(551)	(227)	(2,205)
Interest income	2,429	2,119	7,983	7,066
Interest expense, net of capitalized interest	(36,184)	(36,241)	(143,876)	(147,933)
Gain (loss) on early extinguishment of debt	(3,987)	236	(3,987)	(62,041)
Other income (expense), net	331	(34)	(929)	(853)

Total other expense	(37,411)	(34,471)	(141,036)	(205,966)

Net income (loss)	35,485	19,599	92,139	(24,558)
(Gain) loss attributable to non-controlling interests	977	(41)	2,255	380

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$36,462	$19,558	$94,394	$(24,178)

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating Results:
Gross revenues	$365,262	$363,275	$1,388,966	$1,391,662
Net revenues	$339,426	$336,876	$1,291,620	$1,292,718
Income from operations	$72,896	$54,070	$233,175	$181,408

Other Data:
Adjusted EBITDA	$92,923	$77,167	$319,657	$266,168
Capital expenditures	$20,986	$5,644	$30,024	$32,628
Cash interest paid	$55,941	$56,284	$136,541	$153,481
Distributions to the Tribe	$17,500	$17,500	$50,000	$50,000

			September 30, 2015	September 30, 2014
Balance Sheet Data:
Cash and cash equivalents			$65,754	$49,108
Relinquishment liability			$—	$25,194
Capital leases			$2,345	$3,138
Long-term debt, including current portion			$1,666,344	$1,710,507

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating results:
Gross revenues (in thousands)	$281,713	$282,017	$1,071,194	$1,073,417
Net revenues (in thousands)	$261,107	$260,823	$994,010	$995,100
Income from operations (in thousands)	$63,638	$53,866	$212,211	$181,325
Operating margin	24.4%	20.7%	21.3%	18.2%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$79,672	$73,588	$284,091	$251,077
Adjusted EBITDA margin	30.5%	28.2%	28.6%	25.2%

Capital expenditures (in thousands)	$17,622	$4,314	$24,521	$19,518

Weighted average number of units:
Slot machines	5,136	5,429	5,268	5,470
Table games	283	288	283	288
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$320	$311	$303	$292
Table games	$2,950	$2,798	$2,781	$2,692
Poker tables	$587	$640	$637	$643

Hold percentage:
Slot machines (gross)	8.2%	8.2%	8.3%	8.1%
Table games	17.0%	15.9%	16.3%	15.4%

Food and beverage statistics:
Meals served (in thousands)	727	741	2,881	2,951
Average price per meal served	$15.85	$16.04	$15.92	$16.03

Hotel statistics:
Rooms occupied (in thousands)	106	107	420	418
Occupancy rate	98.5%	98.5%	98.0%	97.4%
Average daily room rate	$102	$98	$100	$97
Revenue per available room	$101	$96	$98	$95

Entertainment statistics:
Arena events (in events)	35	31	120	109
Arena tickets (in thousands)	199	200	691	684
Average price per Arena ticket	$43.17	$49.53	$50.60	$54.88

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating results:
Gross revenues (in thousands)	$81,886	$80,891	$315,224	$317,106
Net revenues (in thousands)	$76,679	$75,715	$295,135	$296,578
Income from operations (in thousands)	$14,394	$10,401	$45,817	$36,956
Operating margin	18.8%	13.7%	15.5%	12.5%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$17,306	$13,554	$57,946	$50,596
Adjusted EBITDA margin	22.6%	17.9%	19.6%	17.1%

Capital expenditures (in thousands)	$3,361	$1,138	$5,448	$3,946

Weighted average number of units:
Slot machines	2,332	2,330	2,331	2,331
Table games	73	69	73	68
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$260	$253	$251	$256
Table games	$1,584	$1,769	$1,699	$1,684
Poker tables	$425	$464	$462	$518

Hold percentage:
Slot machines (gross)	8.1%	8.3%	8.2%	8.3%
Table games	18.8%	19.1%	19.7%	19.4%

Food and beverage statistics:
Meals served (in thousands)	186	195	695	768
Average price per meal served	$17.44	$17.26	$17.94	$17.21

Hotel statistics (1):
Rooms occupied (in thousands)	21	21	82	68
Occupancy rate	98.5%	94.8%	95.2%	91.7%
Average daily room rate	$69	$68	$64	$61
Revenue per available room	$68	$64	$61	$56

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Capital expenditures (in thousands)	$3	$192	$55	$9,164
Capitalized interest (in thousands)	$—	$—	$—	$735

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjusted EBITDA	$92,923	$77,167	$319,657	$266,168
Depreciation and amortization	(18,877)	(20,059)	(77,580)	(80,126)
Gain (loss) on disposition of assets	(173)	(3)	(1,018)	9
Severance	—	—	(3,370)	—
Pre-opening	—	—	—	(1,187)
Impairment of Project Horizon	—	(4,981)	(2,502)	(4,981)
Relinquishment liability reassessment	—	1,905	243	1,905
Gain (loss) attributable to non-controlling interests	(977)	41	(2,255)	(380)

Income from operations	72,896	54,070	233,175	181,408

Accretion of discount to the relinquishment liability	—	(551)	(227)	(2,205)
Interest income	2,429	2,119	7,983	7,066
Interest expense, net of capitalized interest	(36,184)	(36,241)	(143,876)	(147,933)
Gain (loss) on early extinguishment of debt	(3,987)	236	(3,987)	(62,041)
Other income (expense), net	331	(34)	(929)	(853)

Net income (loss)	$35,485	$19,599	$92,139	$(24,558)

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$63,638	$15,697	$179	$—	$—	$—	$—	$158	$79,672
Mohegan Sun Pocono	14,394	2,918	(6)	—	—	—	—	—	17,306
Corporate	(5,136)	262	—	—	—	—	—	819	(4,055)

Total	$72,896	$18,877	$173	$—	$—	$—	$—	$977	$92,923

	For the Three Months Ended September 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$53,866	$16,643	$3	$—	$—	$4,981	$(1,905)	$—	$73,588
Mohegan Sun Pocono	10,401	3,153	—	—	—	—	—	—	13,554
Corporate	(10,197)	263	—	—	—	—	—	(41)	(9,975)

Total	$54,070	$20,059	$3	$—	$—	$4,981	$(1,905)	$(41)	$77,167

	For the Fiscal Year Ended September 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$212,211	$64,520	$1,022	$3,244	$—	$2,502	$(243)	$835	$284,091
Mohegan Sun Pocono	45,817	12,007	(4)	126	—	—	—	—	57,946
Corporate	(24,853)	1,053	—	—	—	—	—	1,420	(22,380)

Total	$233,175	$77,580	$1,018	$3,370	$—	$2,502	$(243)	$2,255	$319,657

	For the Fiscal Year Ended September 30, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$181,325	$66,686	$(10)	$—	$—	$4,981	$(1,905)	$—	$251,077
Mohegan Sun Pocono	36,956	12,452	1	—	1,187	—	—	—	50,596
Corporate	(36,873)	988	—	—	—	—	—	380	(35,505)

Total	$181,408	$80,126	$(9)	$—	$1,187	$4,981	$(1,905)	$380	$266,168

Adjusted EBITDA Explanation:

Net income (loss) before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income (loss) before interest, depreciation and amortization, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment of Project Horizon, reassessment and accretion of discount to a relinquishment liability, gain or loss on early extinguishment of debt, other non-operating income and expense and gain or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (loss) (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income (loss), such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income (loss) and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000